UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 14, 2007, we issued a press release announcing our financial results for the quarter and fiscal year ended December 31, 2006. A copy of our press release announcing our earnings results for the quarter and fiscal year December 31, 2006 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The earnings press release furnished herewith contains financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of net income and diluted earnings per share. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. These measures should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP. Additionally, the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, reorganization and acquisition-related integration costs, non-cash compensation costs and loss on early extinguishment of debt.

Also attached to this Current Report on form 8-K as Exhibit 99.2 is a reconciliation of certain non-GAAP financial measures anticipated to be discussed during our February 14, 2007 earnings conference call to the most directly comparable financial measure in accordance with GAAP and is incorporated by reference herein. EBITDA is presented in the earnings conference call because the Company’s credit facility and senior subordinated notes contain financial and other covenants which are based on or refer to the Company’s EBITDA. Additionally, EBITDA is a basis upon which our management assesses financial performance and we believe it is frequently used by securities analysts, investors and other interested parties in measuring the operating performance and creditworthiness of companies with comparable market capitalization to the Company, many of which present EBITDA when reporting their results. Furthermore, EBITDA is one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. EBITDA is widely used by the Company to evaluate potential acquisition candidates. Adjusted EBITDA (“Adjusted Segment Earnings”), excluding purchase accounting adjustments for manufacturer’s profit in inventory, reorganization and acquisition-related integration costs, inventory write-offs, non-cash compensation costs, duplicative administrative costs, an executive separation and loss on early extinguishment of debt, is presented in the earnings conference call because it is a basis upon which the Company’s management has assessed its financial performance in the years presented. Additionally, the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, reorganization and acquisition-related integration costs, non-cash compensation costs and loss on early extinguishment of debt.

The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

The information in this Item 2.02 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description
99.1	Press Release of Jarden Corporation, dated February 14, 2007, with respect to our financial results for the quarter and fiscal year ended December 31, 2006 (furnished only).

99.2	Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2007

JARDEN CORPORATION

By:	/s/ Richard T. Sansone
Name:	Richard T. Sansone
Title:	Senior Vice President, Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Jarden Corporation, dated February 14, 2007, with respect to our financial results for the quarter and fiscal year ended December 31, 2006 (furnished only).

99.2	Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures (furnished only).